SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 01/31/2003
FILE NUMBER 811-5686
SERIES NO.: 2

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A                        $7,918
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class A3                        $   71
              Institutional Class             $   33


73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A                        $000.1152
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class A3                       $000.0504
              Institutional Class            $000.1265



74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                         66,824
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class A3                         3,291
              Institutional Class                233


74V.     1.   Net asset value per share (to nearest cent)
              Class A                         $10.48
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class A3                        $10.48
              Institutional Class             $10.48